Exhibit 16.1

                       [Letterhead of Kempisty & Company]

April 5, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Gentlemen:


We  have   read   Item  4  of  Form   8-K/A   dated   April  5,  2006  of  China
Biopharmaceuticals Holdings, Inc. and are in agreement with the statements contained therein except as follows:

(1) We have no basis to agree or disagree with the statement of the Registrant contained in Item 4(b).


Sincerely,

/s/ Kempisty & Company, CPA's, P.C.

Kempisty & Company, CPA's, P.C.